Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

  Myoffiz, Inc.

  Singapore

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of MyOffiz, Inc. of our report dated September 1, 2004 which appears in the Registrant’s Form 10-KSB for the fiscal year ended June 30, 2004.

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas

September 30, 2004